Exhibit 99.1

NutraCea Restructures Debenture and Completes Additional
Fund Raising Transactions

SCOTTSDALE, Ariz., August 6, 2012 -- NutraCea (OTCQB: NTRZ), a global leader in the production and marketing of value added products derived from rice bran, today announced that it has restructured its outstanding debenture held by Hillair Capital Investments L.P., issued additional debentures to Hillair Capital, and completed additional fund raising private placements under the Subordinated Convertible Secured Notes issued in January 2012.

In the debenture restructuring, Hillair Capital agreed to extend the maturity date of the $870,000 Original Issue Discount Senior Secured Convertible Debenture issued in January 2012 from July 1, 2013 to January 1, 2014. NutraCea agreed to increase the face amount of the debenture from $870,000 to $1,009,200.  In addition, Hillair Capital invested an additional $250,000 in a $290,000 Original Issue Discount Senior Secured Convertible Debenture, which brings Hillair Capital’s total investment to $1.0 million. Full warrant coverage was provided for the Hillair debenture restructuring and additional purchase.

The second funding represents additional investments of $850,000 in the Subordinated Convertible Secured Notes originally issued in January 2012.  These new note investments also received full warrant coverage. Each of the investors in this new round of Notes, including NutraCea board member Baruch Halpern, previously invested in the January 2012 subordinated note financing. As a condition of this Note raise, the maximum amount of funds to be raised under the Notes was decreased from $7,500,000 to $5,800,000.

 “I want to thank the team at Hillair Capital as well as those investors from our January subordinated note fund raising who have again supported the transition to our bio-refining business model,” commented W. John Short, CEO & President of NutraCea.  “The funds raised in these financing transactions provide us with  working capital to continue execution of our strategic vision for NutraCea throughout the remainder of this year and into 2013 as we work to accelerate our growth.”

The increase in senior and subordinated funds raised in these financing transactions totals $1.1 million. Additional investors may participate in the subordinated note and warrant financing on or before August 20, 2012 for further amounts not to exceed $575,000.

The subordinated note financing documents also provide that if any directors who were on the Board of Directors prior to January 1, 2009 do not resign within 120 days, the Company must hold a special shareholder meeting to remove these directors.

The securities offered in the private placements have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Additional details about these transactions can be found in the Form 8-K filed today with the Securities and Exchange Commission.

Forward-Looking Statements
This release contains forward-looking statements, including, but not limited to, statements about NutraCea's expectations regarding the adequacy of working capital and the growth of NutraCea’s bio-refining business.   These statements are made based upon current expectations that are subject to known and unknown risks and uncertainties.  The Company does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.  Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in NutraCea's filings with the Securities and Exchange Commission, including NutraCea's most recent periodic reports.

About NutraCea
NutraCea is a human food ingredient and animal nutrition company focused on the procurement, bio-refining and marketing of numerous products derived from rice bran.  NutraCea has proprietary and patented intellectual property that allows us to convert rice bran, one of the world’s most underutilized food sources, into a number of highly nutritious human food and animal nutrition products.  Our target markets are human food and animal nutrition manufacturers and retailers, as well as natural food, functional food and nutraceutical supplement manufacturers and retailers, both domestically and internationally. More information can be found in the Company’s filings with the SEC and by visiting our website at www.nutracea.com.

Investor Contact:
Alliance Advisors, LLC
Alan Sheinwald, President & Founder
(914) 669-0222
asheinwald@allianceadvisors.net